As filed with the Securities and Exchange Commission on June 30, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

CHIRON REAL ESTATE INC.
(Exact name of registrant as specified in its charter)
Maryland	46-4757266
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7373 Wisconsin Avenue, Suite 800 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Chiron Real Estate Inc. 2016 Equity Incentive Plan
(Full title of the plan)

Mark O. Decker, Jr. 7373 Wisconsin Avenue, Suite 800 Bethesda, Maryland 20814
(Name and address of agent for service)

(202) 524-6851
(Telephone number, including area code, of agent for service)

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

INTRODUCTORY STATEMENT

Chiron Real Estate Inc., a Maryland corporation (the “Registrant”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering the offer and sale of an additional 330,000 shares of its common stock, par value $0.001 per share (“Stock”), issuable pursuant to the terms of the Chiron Real Estate Inc. 2016 Equity Incentive Plan, as amended from time to time (the “Plan”).

Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the prior registration statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on (i) June 30, 2016 (File No. 333-212343) relating to the Plan, (ii) June 21, 2019 (File No. 333-232279) relating to an amendment to the Plan, (iii) March 2, 2022 (File No. 333-263219) relating to an amendment to the Plan, and (iv) August 12, 2024 (File No. 333-281484) relating to an amendment to the Plan (collectively, the “Prior Registration Statements”), including periodic reports that the Registrant filed after the Prior Registration Statements to maintain current information about the Registrant except to the extent otherwise updated or modified by this Registration Statement. The additional shares of Stock that are the subject of this Registration Statement were authorized pursuant to an amendment to the Plan that was approved by the Registrant’s stockholders on May 20, 2026, which Stock consists of shares reserved and available for delivery with respect to awards under the Plan and additional shares that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8, as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 2, 2026;

(b)	All other reports (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K) filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K referred to in (a) above; and

(c)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on June 28, 2016, as such description may be amended from time to time.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Articles of Restatement of Chiron Real Estate Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Report on Form 10-Q as filed with the SEC on August 8, 2018).
4.2	Articles of Amendment of Chiron Real Estate Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed with the SEC on September 19, 2025).
4.3	Articles of Amendment of Chiron Real Estate Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed with the SEC on February 25, 2026).
4.4	Fifth Amended and Restated Bylaws of Chiron Real Estate Inc., adopted as of February 23, 2026 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K as filed with the SEC on February 25, 2026).
4.5*	Chiron Real Estate Inc. 2016 Equity Incentive Plan (as amended through May 20, 2026).
5.1*	Opinion of Venable LLP as to the legality of the securities being registered.
23.1*	Consent of Deloitte & Touche, LLP.
23.2*	Consent of Venable LLP (contained in Exhibit 5.1 hereto).
24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement).
107.1*	Calculation of Filing Fee Tables

________________

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on June 30, 2026.

CHIRON REAL ESTATE INC.

By:	/s/ Mark O. Decker, Jr.
	Name:	Mark O. Decker, Jr.
	Title:	Chief Executive Officer (Principal Executive Officer) and Director

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, pursuant to the requirements of the Securities Act, that each person whose signature appears below authorizes and appoints Mark O. Decker, Jr. as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or such person’s or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Mark O. Decker, Jr.	Chief Executive Officer, President and Director
Mark O. Decker, Jr.	(Principal Executive Officer)

/s/ Robert J. Kiernan	Chief Financial Officer
Robert J. Kiernan	(Principal Financial and Accounting Officer)

/s/ Jeffrey M. Busch	Director
Jeffrey M. Busch

/s/ Paula Crowley	Director
Paula Crowley

/s/ Matthew Cypher	Director
Matthew Cypher

/s/ Charles P. Fitzgerald	Director
Charles P. Fitzgerald

/s/ Zhang Huiqi	Director
Zhang Huiqi

/s/ Lori Wittman	Director
Lori Wittman

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